LEGG MASON INCOME TRUST, INC.
                         LEGG MASON TAX-FREE INCOME FUND
                          LEGG MASON GROWTH TRUST, INC.
                          LEGG MASON GLOBAL TRUST, INC.
                        LEGG MASON INVESTORS TRUST, INC.
                       LEGG MASON LIGHT STREET TRUST, INC.
                          LEGG MASON VALUE TRUST, INC.
                    LEGG MASON SPECIAL INVESTMENT TRUST, INC.
                        LEGG MASON INVESTMENT TRUST, INC.
                      LEGG MASON CHARLES STREET TRUST, INC.



October 31, 2006

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

2 Heritage Drive, Legal Department

N. Quincy, Massachusetts 02171

         Re:       Fax-in Processing Instructions

         Each of the investment companies set forth below, including each series thereof (collectively, the "Fund") hereby authorizes and instructs State Street Bank and Trust Company, and its service company, Boston Financial Data Services, Inc., (collectively "State Street"), as transfer agent for the Funds listed in Schedule A of each of the Transfer Agency and Services Agreements listed on the attached Schedule X (the "Agreement(s)"), to accept facsimile transaction requests on behalf of individual shareholders received from broker/dealers of record that are authorized by the Fund on a list of the same agreed upon with State Street, third-party administrators that are authorized by the Fund on a list of the same agreed upon State Street ("TPAs") or the Fund. For transmissions from the Fund, the Fund represents and warrants that it is duly authorized to initiate such transactions on behalf of the shareholders of the Fund and that the original source documentation is genuine and will be retained at the Fund. The Fund also hereby represents and warrants that such broker/dealers and TPAs are duly authorized to initiate such transactions on behalf of the shareholders and that the Fund has obtained assurances from such broker/dealers and TPAs, or otherwise reasonably believes, that the original source documentation is genuine and will be retained by the broker/dealer or TPA, as applicable.


         With regard to facsimile transaction requests for a change in wiring instructions or for redemptions, the proceeds of which are to be paid to third parties or wired to a different account, per the UCC Article 4A Security Procedures referenced in the Agreement, a call back to an approved person at the Fund or its principal underwriter, as agreed to by the Fund or its principal underwriter and State Street, other than the facsimile transmitting party, is sufficient to verify the authenticity of such request.

     In consideration of honoring the Fund's  instruction  above,  State Street,
its  agents  and  subcontractors   shall  be  entitled  to  the  indemnification
protections afforded under the applicable Agreement.

LEGG MASON INCOME TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND
LEGG MASON GROWTH TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.
LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTMENT TRUST, INC.
LEGG MASON CHARLES STREET TRUST, INC.

                                                         ACKNOWLEDGED:
                                                         STATE STREET BANK AND
                                                         TRUST COMPANY

By:/s/ Marie K. Karpinki                                 By:/s/ Joseph L. Hooley
   ---------------------                                    --------------------
     Vice President and Chief Financial Officer             Joseph L. Hooley
                                                        Executive Vice President







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


                                   SCHEDULE X
1. Transfer Agency and Service Agreement between Legg Mason Income Trust, Inc. and State Street Bank and Trust Company dated as of June 19, 1987.

2. Transfer Agency and Service Agreement between Legg Mason Tax-Free Income Fund and State Street Bank and Trust Company dated as of July 9, 1991.

3. Transfer Agency and Service Agreement between Legg Mason Value Trust, Inc. and State Street Bank and Trust Company dated April 16, 1982.

4. Transfer Agency and Service Agreement between Legg Mason Special Investment Trust, Inc. and State Street Bank and Trust Company dated December 20, 1985.

5. Transfer Agency and Service Agreement between Legg Mason Focus Trust, Inc. and State Street Bank and Trust Company dated August 1, 1998.

6. Transfer Agency and Service Agreement between Legg Mason Global Trust, Inc. and State Street Bank and Trust Company dated May 15, 1993.

7. Transfer Agency and Service Agreement between Legg Mason Investors Trust, Inc. and State Street Bank and Trust Company dated September 1, 1993.

8. Transfer Agency and Service Agreement between Legg Mason Light Street Trust, Inc. and State Street Bank and Trust Company dated November 10, 1998.

9. Transfer Agency and Service Agreement between Legg Mason Investment Trust, Inc. and State Street Bank and Trust Company dated December 30, 1999.

10. Transfer Agency and Service Agreement between Legg Mason Charles Street Trust, Inc. and State Street Bank and Trust Company dated August 13, 1998.



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